SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 12, 2004


                          Commission File No. 001-15179


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                                H-QUOTIENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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          VIRGINIA                                      54-1947753
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)


                               8150 Leesburg Pike
                                Vienna, VA 22182
              (Address of Principal Executive Offices and Zip Code)

                    Issuer's Telephone Number: (703) 752-0690

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ITEM 9.    REGULATION FD DISCLOSURE

           A. On July 12, 2004, at an informational meeting held by the Company for stockholders, the Company announced the following:

                     1. It will seek advertisers for its LabQuotient Web-based software product and that access to LabQuotient will be offered free to physicians and other users. The Company had previously planned to charge a monthly license fee to users of LabQuotient. The Company announced that it will use the advertising space in LabQuotient to promote the sales of its other products including its PhysicianQuotient medical office management software as well as paid advertisements from third parties.

                     2. The Company's preliminary unaudited earnings for the year ended December 31, 2003, were $0.13 to $0.15 per share. The Company's audit for the year ended December 31, 2003 will be completed.

           B. The Company has accepted the resignation of Jack Anderson as a director of the Company. Mr. Anderson's resignation was due to his serious illness.


SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              H-QUOTIENT, INC.
                                              (Registrant)

Date:  July 14, 2004                          /s/ Douglas Cohn
                                              --------------------------------
                                              (Douglas Cohn, CEO and Director)